Exhibit 10.3

AMENDMENT NO. 2 TO REVOLVING CREDIT
 AND SECURITY AGREEMENT

This Amendment No. 2 to Revolving Credit and Security Agreement (this “Amendment”) is entered into as of March 21, 2011 by and among Merisel, Inc., a Delaware corporation (the “Company”), Merisel Americas, Inc., a Delaware corporation, Color Edge LLC, a Delaware limited liability company, Color Edge Visual LLC, a Delaware limited liability company, Comp 24 LLC, a Delaware limited liability company, Crush Creative LLC, a Delaware limited liability company, Dennis Curtin Studios, LLC, a Delaware limited liability company, MADP, LLC, a Delaware limited liability company, Advertising Props, Inc., a Georgia corporation, and Fuel Digital, LLC, a Delaware limited liability company (each a “Borrower”, and collectively “Borrowers”), PNC Bank, National Association (“PNC”), as a Lender and as agent for the Lenders (PNC, in such capacity, the “Agent”), and the other lenders from time to time party thereto (collectively, the “Lenders”).  All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WHEREAS, the Borrowers, Agent and Lenders entered into that certain Revolving Credit and Security Agreement, dated as of August 13, 2010, as amended by the Consent, Waiver and Amendment No. 1 to Revolving Credit and Security Agreement, dated as of February 3, 2011 (as the same may be from time to time further amended, extended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, Phoenix Acquisition Company II, L.L.C. (“Stonington”) and Saints Capital VI, LP (“Purchaser”) have entered into a stock purchase agreement, dated as of February 18, 2011 (the “Purchase Agreement”), pursuant to which Stonington will sell all of its Equity Interests in the Company to Purchaser (the “Sale”), which, if effected absent this Amendment, would constitute a Change of Control under the Credit Agreement;

WHEREAS, Borrower has requested that the Lenders and the Agent enter into this Amendment in order to amend the definition of Change of Control to permit the Sale with causing an Event of Default under the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.     AMENDMENTS

A.   The definition of “Change of Control” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Change of Control” shall mean the occurrence of any event (whether in one or more transactions) which results in a (a) transfer of control of any Borrower to a Person other than Saints Capital VI, LP, (b) any merger or consolidation of or with any Borrower (other than as permitted under this Agreement) or sale of all or substantially all of the property or assets of any Borrower, (c) Merisel Parent failing to have direct or indirect legal and beneficial title to all the Capital Stock of any Borrower, or (d) a majority of the Board of Directors of Merisel Parent or of any direct or indirect holding company thereof consisting of Persons who are not Continuing Directors of Merisel Parent.  For purposes of this definition, “control of Borrower” shall mean the power, direct or indirect (x) to vote 35% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

B.    The definition of “Continuing Director” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

      “Continuing Director” of any Person shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on March 22, 2011, (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election, or (iii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of Saints Capital VI, LP on or prior to June 22, 2011.

C.    The definition of “Stonington Group” in Section 1.2 of the Credit Agreement is hereby deleted in its entirety.

    II.            CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

A.   The Borrower shall have delivered to the Agent a fully executed copy of this Amendment.

B.    Agent shall have received evidence that the Sale has been consummated pursuant to the terms of the Purchase Agreement on the date hereof.

C.    The representations and warranties in Section III hereof shall be true and correct as of the date hereof and after giving effect to each of the transactions contemplated hereby.

III.   REPRESENTATIONS AND WARRANTIES

Borrowers hereby represent and warrant to the Lenders and Agent as follows:

A.   The execution, delivery and performance by each such Person of this Amendment and the transactions contemplated hereby (a) are within such Person’s corporate or limited liability company power; (b) have been duly authorized by all corporate or limited liability company or other necessary action; (c) are not in contravention of any provision of such Person’s certificate of incorporation or formation, operating agreement, bylaws or other documents of organization; (d) do not violate any law or regulation, or any order or decree of any Governmental Body; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of such Person’s property is bound; (f) do not result in the creation or imposition of any Lien upon any of its property (other than Liens in favor of Agent); and (g) do not require the consent or approval of any Governmental Body or any other person.

B.   This Amendment has been duly executed and delivered by each signatory hereto (other than the Agent and the Lenders) and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

C.    Each representation and warranty of Borrowers contained in the Credit Agreement and the Other Documents is true and correct on the date hereof in all material respects and will be true and correct in all material respects as if made immediately after giving effect to this Amendment (except to the extent such representation or warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date).

D.   Immediately prior to and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents.

IV.      MISCELLANEOUS

A.   Borrowers acknowledge and confirm to Agent and the Lenders that the Credit Agreement and each Other Document to which it is a party shall remain in full force and effect and shall continue to evidence, secure or otherwise guarantee and support the obligations owing by the Borrowers to the Agent and Lenders pursuant thereto, and, after giving effect to this Amendment, Borrowers hereby ratify and affirm each of the foregoing documents to which it is a party.

B.    Borrowers acknowledge and reaffirm to the Agent and the Lenders that (i) the Liens granted to the Agent for the benefit of the Lenders under the Credit Agreement and the Other Documents remain in full force and effect and shall continue to secure the obligations of the Borrowers arising under the Credit Agreement and the Other Documents, and (ii) the validity, perfection or priority of the Liens will not be impaired by the execution and delivery of this Amendment.

C.    Borrowers acknowledge and agree that no Lender shall waive or shall be deemed to have waived any of its rights or remedies under the Credit Agreement or any of the Other Documents which documents shall remain in full force and effect in accordance with their terms.

D.    Borrowers shall be responsible for the prompt payment of and, upon demand, shall promptly reimburse Agent for, all of the Lenders’ and Agent’s out-of-pocket costs and expenses related to the preparation, negotiation, execution and enforcement of this Amendment (including, without limitation, the reasonable fees and disbursements of legal counsel to Agent).

E.   This Amendment may be executed in any number of counterparts, including by telecopy, and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

F.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

IN WITNESS WHEREOF, each of the parties hereto, by their officers duly authorized, has executed this Amendment as of the date first above written.

BORROWERS:

MERISEL, INC.

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chief Executive Officer and President

MERISEL AMERICAS, INC.

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chief Executive Officer and President

COLOR EDGE LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

COLOR EDGE VISUAL LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

COMP 24 LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

CRUSH CREATIVE LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

DENNIS CURTIN STUDIOS, LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

MADP, LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

ADVERTISING PROPS, INC.

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chief Executive Officer and President

FUEL DIGITAL, LLC

By: /s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Manager

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ Gordon Wilkins
Name: Gordon Wilkins
Title: Vice President